                                                                   Exhibit 10.28


                                      LEASE


                                     BETWEEN


                      UNITED BUILDING & LEASING CORPORATION

                                       AND

                             WELLS ELECTRONICS, INC.


        THIS LEASE, made this 25th day of September 1997, between UNITED BUILDING & LEASING CORPORATION with a principal office located at 5490 Derry Street, P.O. Box 4022, Harrisburg, PA 17111 (hereinafter called "Lessor"), and WELLS ELECTRONICS, INC., an Indiana business corporation with an address at 52940 Olive Road, South Bend, IN, 46628 (hereinafter called "Lessee").


                                  WITNESSETH:


                1.      PREMISES. Lessor hereby leases to Lessee:

                SEVEN THOUSAND (7,000) SQUARE FEET OF OFFICE SPACE AND SHOP AREA WITH LOADING DOCK, LOCATED AT THE SOUTH END OF 421 AMITY ROAD, IN SPACES #7, #8, #9, AND REAR HALF OF SPACE #6 SWATARA TOWNSHIP, DAUPHIN COUNTY, PENNSYLVANIA, AS SET FORTH ON THE DRAWING, DESIGNATING SUCH AREA, AS WELL AS THE COMMON AREAS, ATTACHED HERETO AS EXHIBIT "A." TENNABLE SPACE OCCUPIED BY WELLS CONSTITUTES 39% OF THE TOTAL AREA.

RE: Wells Electronics, Inc.                                             Page #2
Lease
September 25, 1997


                2.      TERM. (a) The term of this lease shall commence on.

                OCTOBER 1, 1997, OR SUCH SUBSEQUENT DATE AS THE PREMISES ARE READY FOR OCCUPANCY AND APPROVED BY THE LESSOR AND SHALL EXPIRE IN FIVE (5) YEARS FROM DATE OF COMMENCEMENT.

                        (b) Lessee shall have the right and option to renew this Lease on the same terms and conditions, except for redetermination of the amount of rental at the time of renewal, for a period of two (2) years.


                        (c) Such right and option shall be exercisable by Lessee giving written notice to Lessor not later than four (4) months prior to the expiration of the present term of the Lease. Thereafter, Lessor and Lessee shall negotiate the consideration for such renewal term, and shall reduce to writing both the term and consideration which shall become a part of the term of this Lease.


                3. RENT. Lessee, in consideration and respect of this Lease, shall pay to Lessor, as rental for the premises that is the subject of this Lease:

                AN ANNUAL RENT EQUAL TO ($46,200.00) DOLLARS, TO BE PAID IN TWELVE EQUAL MONTHLY PAYMENTS OF $3,850.00 ON THE FIRST DAY OF EACH MONTH FOR THAT MONTH.

                4. LICENSE FEES AND USE OF PREMISES. The premises shall be used and occupied for Lessee's business and related purposes and shall be used for no other purpose without the written consent of Lessor, which shall not be unreasonably withheld,

RE: Wells Electronics, Inc.                                             Page #3
Lease
September 25, 1997


and Lessee will not, to the detriment of the premises of Lessor, use (nor suffer or permit be used) the premises or any part thereof for any purpose or in any manner in violation of any valid and applicable law, regulation or ordinance of any Federal, State or Local governmental body without first obtaining an effective waiver or consent with respect thereto. Lessee shall pay all license fees, inspection charges and any other expenses which may be imposed upon Lessor applicable to Lessee's business operations on or use of the premises. Lessor certifies that Lessee's intended use of the premises are supported and permitted under local zoning ordinances.

                5. REPAIRS AND ALTERATIONS. With respect to repairs, alterations and the like, it is agreed:

                        (a) Lessor, after receiving written notice from Lessee and having reasonable opportunity thereafter to obtain the necessary materials and workmen, agrees to keep in good order and repair the parking lot, underground sewers and pipes and other outside facilities (except as described in Section 5 (d) below) and also the roof and all outer walls of the building on the premises. Lessor shall not be liable to Lessee for any loss or damage caused by stoppage or failure of all or part of the mechanical plant or equipment upon or about the premises, nor by leakage from the plumbing, heating, air

RE: Wells Electronics, Inc.                                             Page #4
Lease
September 25, 1997


conditioning or drainage facilities, nor by stoppage or failure in heat, light, air conditioning or electric, gas or compressed air supply. Lessee shall be responsible for its telephone jacks and wiring, computer wiring, alarm systems, shop wiring, machine connections, any work on Lessee's equipment, collector, ducting and wiring, and special HVAC systems, if required by Lessee (exclusive of HVAC systems for shop and office areas, to be installed by Lessor and maintained by Lessee). Lessee agrees to keep in good working condition: interior plumbing, heating and air conditioning. Lessor agrees to keep in good condition:
Landscape, snow removal and area lighting.


                        (b) All movable furniture and trade fixtures placed or installed in or about the premises by the Lessee shall be and remain the property of Lessee and may be removed by it at any time, free from any claim of Lessor, except that Lessee shall promptly remedy any damages to the premises caused by such removal. All built-in or otherwise permanently attached interior decorations, shelving and other alterations, additions or improvements made by Lessee upon the premises shall be only with written approval of Lessor and shall become the property of Lessor and shall remain upon and be surrendered with the premises upon the termination of this Lease, without molestation or injury, except as Lessor shall otherwise in writing agree. For purposes of this subparagraph, trade fixtures shall be deemed to include, but not by way of limitation, grinding machines and compressors attached to the premises.

RE: Wells Electronics, Inc.                                             Page #5
Lease
September 25, 1997


                        (c) If after notice, Lessee has not repaired or is not diligently pursuing repair, and Lessee fails or refuses to commence promptly any of the repairs or other obligations required by subparagraph (b) above and to complete the same with reasonable dispatch, Lessor may make or cause repairs to be made or other obligations to be performed, and shall not be responsible to Lessee for any loss or damage that may be caused to its supplies or business by reason thereof.


                        (d) Lessor shall permit Lessee to install grinder exhaust and compressor connections through existing wall at Lessee's expense. Lessee shall also be permitted to install an approximately 10 foot by 10 foot fenced or shelled area outside this wall to house such equipment at Lessee's expense.

                6. SIGNS. No signs shall be constructed, erected or maintained in violation of any applicable law, regulation or ordinance. Paper or temporary signs may be used for a maximum of 30 days only.


                7. UTILITIES. Lessee shall pay all separately metered charges for electric and gas (heat) used in and upon the leased premises during the term of this Lease. Lessor shall pay utilities in general common area as depicted in the site plan drawing attached hereto as Exhibit "A."

RE: Wells Electronics, Inc.                                             Page #6
Lease
September 25, 1997


                8. TAXES AND COMMON AREA MAINTENANCE. Lessee shall pay Lessee's pro- rata share, being 39% at the execution of this Lease, as defined below, of the actual real estate taxes assessed and billed by the local taxing authority to Lessor. Lessee shall not be responsible for payment of any late charges hereunder unless such late charges are occasioned by the bad faith failure of the Lessee to timely pay when timely invoiced. Lessor shall provide copies of the tax invoices and calculation of Lessee's pro-rata share to Lessee when Lessor requests payment.

                Lessee shall pay Lessee's pro-rata share of common area maintenance charges, being 39% at the execution of this Lease, such figure being the actual costs allocated among the several tenants of said building based upon a fraction the numerator of which is the amount of floor area occupied by Lessee and the denominator is the amount of net leasable area of said building, excluding common areas, multiplied by the total of the actual common area maintenance (CAM) charges as paid by the Lessor. Such amount shall be estimated for the initial year estimated at $2.25 per square foot, inclusive of real estate taxes, insurance and CAM's and, thereafter, based upon the actual previous year's payments. Any excess paid by the Lessee shall be credited against the following year's CAM charges and any deficit shall be assessed separately to Lessee for payment

RE: Wells Electronics, Inc.                                             Page #7
Lease
September 25, 1997


within forty-five (45) days. Lessor shall provide a yearly report of actual charges to yearly report of actual charges to Lessee within forty-five (45) days of the anniversary date of this Lease.


                9.      INSURANCE. With respect to insurance it is agreed:

                        (a) Lessee covenants and agrees that it shall protect and save and keep Lessor forever harmless and indemnified against and from any penalty or damage or charges imposed for any violation of any law or ordinance applicable to the premises, whether occasioned by the neglect of Lessee or those holding under Lessee, and that Lessee will at all times protect, indemnify and save and keep harmless Lessor against and from all claims, losses, costs, damages or expenses arising out of or from any accident or other occurrence on or about the Demised Premises causing injury to any person or property whomsoever or whatsoever, provided such is not brought about or occasioned in any way by the negligent or willful act or omission of the Lessor for which Lessor agrees to indemnify and hold Lessee harmless and shall protect, indemnify, save and keep harmless Lessor against and from any and all claims and against and from any and all loss, cost, damage or expense, including reasonable attorneys' fees, arising out of any failure of Lessee in any respect to comply with and perform all the requirements and

RE: Wells Electronics, Inc.                                             Page #8
Lease
September 25, 1997


provisions of this Lease or to comply with any government law, rule, or regulation, unless such compliance is made impossible by the acts or omission of Lessor.


                        (b) Lessee agrees that, at its own cost and expense, it shall procure and continue in force general liability insurance covering any and all claims for injuries to persons occurring in, upon or about the Demised Premises, including all damage from signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on the Demised Premises during the term of this Lease, such insurance at all times to be in an amount of not less than One Million Dollars ($1,000,000) for injury to any one person, and not less than One Million Dollars ($1,000,000) for injuries to more than one person in one accident, and Two Hundred Fifty Thousand Dollars ($250,000) property damage. Such insurance shall be written with a company or companies authorized to engage in the business of general liability and property insurance in the Commonwealth of Pennsylvania, Lessor shall be named as an additional insured in said policy, such insurance shall provide not less than thirty (30) days prior written notice of cancellation to Lessor unless the insurance company mandates a shorter period, and there shall be delivered to Lessor a copy of insurance contract evidencing such coverage. In the event Lessee fails to procure such policies, or continue the same in full force and

RE: Wells Electronics, Inc.                                             Page #9
Lease
September 25, 1997



effect, as provided herein, Lessor may obtain such insurance and the premiums on such insurance shall be deemed additional rent to be paid by Lessee unto Lessor upon demand.

                        (c) The cost of all insurance to be procured by Lessor for the Demised Premises, including but not limited to general liability insurance for the common areas and hazard and extended coverage insurance for the building of which the Demised Premises are a part, shall be reimbursed by Lessee. Such costs shall be allocated among the several tenants of said building based upon a fraction the numerator of which is the amount of floor area occupied by Lessee and the denominator is the amount of net leasable area of said building (excluding common areas) multiplied by the total of such insurance costs. At the execution hereof, such fraction represents a pro-rata share of 39%. Such insurance may be purchased by Lessor on a full replacement cost basis, and the premium for the same shall be paid by Lessee as additional rent within twenty (20) days after billing for same. Lessor shall provide to Lessee a copy of the invoice for such insurance when Lessor requests payment along with the calculation showing Lessee's pro-rata share.


                10. DAMAGE OR DESTRUCTION OF PREMISES. If the building upon the premises shall be damaged or destroyed in whole or in part by fire or other cause during the term

RE: Wells Electronics, Inc.                                             Page #10
Lease
September 25, 1997


of this Lease, Lessor will repair and restore the same to a good tenable condition with reasonable dispatch, and the rental herein provided for shall abate entirely in case the entire building is untenable and pro rata for the portion rendered untenable, in case a part only is untenable, until the same shall be restored to a tenable condition; provided however, that:

                        (a) There shall be no abatement of rental if such fire or other cause shall result from the willful act of Lessee, its agents or employees, as determined by a court of competent jurisdiction.

                        (b) In case the premises shall be damaged or destroyed to the extent of more than one-half of the value thereof, Lessor or Lessee may at its option terminate this Lease forthwith by written notice to the other party, in which event any unabsorbed advance rental shall be forthwith repaid to Lessee.

                        (c) If Lessee shall use any part of the building for storage or other business during the period of repair, a reasonable charge shall be made therefor against Lessee unless such damage and repair is the result of the wilful or negligent act or omission of Lessor.


                        (d) In any event, if the damaged premises are not restored to mutually acceptable temporary working order and condition within 60 days and mutually acceptable final working order and condition within 90 days, then Lessee may terminate

RE: Wells Electronics, Inc.                                             Page #11
Lease
September 25, 1997


this Lease forthwith by written notice to the other party, in which event any unabsorbed advance rentals shall be forthwith repaid to Lessee.


                11. MORTGAGES. Lessor reserves the right in good faith to subject and subordinate this Lease to the lien of any mortgage or mortgages now or hereafter placed upon Lessor's interest in the premises or any part thereof, and Lessee shall execute and deliver any instrument which shall be reasonably demanded to that end by Lessor, or by any mortgagee, and in the event Lessee fails to deliver any such instrument after two written requests from Lessor or any mortgagee, then in that event Lessee hereby irrevocably appoints Lessor its attorney-in-fact for Lessee to execute and deliver any such instrument for and in the name of Lessee; provided, however, that:

                        (a) So long as Lessee is not in default under the terms of this Lease, it shall not be disturbed or dispossessed by any mortgagee.


                        (b) Such mortgage shall not cover equipment and other property belonging to Lessee, but Lessee shall have full power to mortgage such equipment, property and/or its leasehold interest under this Lease.


                        (c) Should Lessor default in payment of any installments due on any mortgage encumbering the premises, Lessee at its election may pay the amount

RE: Wells Electronics, Inc.                                             Page #12
Lease
September 25, 1997


thereof after five (5) days prior notice in writing to Lessor if its intention so to do, and any amount so paid by Lessee shall be credited against the rentals thereafter payable by Lessee to Lessor.


                12. PEACEFUL POSSESSION. Lessor warrants and covenants that is has full authority to execute and be a party to this Lease. Lessor further covenants that Lessee, upon paying the aforesaid rental and performing the covenants and agreements under this Lease by it to be performed, shall have at all times during the term hereof peaceful and quiet enjoyment and possession of the premises without any manner of hindrance from Lessor or any persons lawfully claiming through Lessor.


                13. ASSIGNMENT, Sublease and Transfer. Lessee shall not assign this Lease in whole or part, nor sublet all or any part of the premises, without first obtaining in each and every instance Lessor's written consent thereto, which consent shall not be unreasonably withheld. No assignment or subletting shall operate to relieve or discharge Lessee from its obligations under this Lease unless Lessor shall otherwise expressly agree in writing. Any buyer or other transferee of the premises from or through Lessor

RE: Wells Electronics, Inc.                                             Page #13
Lease
September 25, 1997


shall take and hold the same subject to this Lease and shall stand in the place and stead of Lessor.


                14. INSPECTION. Except in emergency situations, Lessor or its authorized agents shall have the right upon 48 hours advance notice to enter upon the premises at all reasonable times for the purpose of inspecting the same. If any repairs or other obligations under Paragraph 5 hereof shall be necessary for which Lessee is responsible, Lessor may demand that Lessee make the same, and if Lessee refuses or neglects forthwith to commence such repairs or other obligations and complete the same with reasonable dispatch, Lessor may make or cause to be made such repairs, or other obligations to be performed, and shall not be responsible to Lessee for any loss or damage that may occur to its machines or business by reason thereof. If Lessor makes or causes to be made such repairs, or other obligations to be performed, Lessee agrees that it will forthwith on demand pay to Lessor the cost thereof.


                15. TERMINATION. This Lease may be terminated at any time, and the premises thereupon repossessed, upon written notice specifying the date of termination, only in the following events:

                        (a) Lessor may terminate it upon not less than fifteen (15) days' written notice to Lessee for non-payment of any rental which may be at least

RE: Wells Electronics, Inc.                                             Page #14
Lease
September 25, 1997


thirty (30) days overdue; provided, however, that this Lease shall not for such reason terminate if, prior to the date of termination specified in the aforesaid notice, Lessee shall have paid such overdue rental in full.

                        (b) Either party may terminate it upon not less than sixty (60) days' written notice to the other party (specifying the defaults giving rise to such notice) if the latter shall fail or refuse to perform any of its covenants or agreements under this Lease; provided, however, that this Lease shall not for such reason terminate if, prior to the date of termination specified in the aforesaid notice, the defaulting party shall have cured all its defaults which are so specified.

                        (c) Either party may terminate it upon written notice of any duration if the other party shall be adjudicated a bankrupt or if the other party shall file a petition in bankruptcy, or for a receiver or other custodian of all or any substantial portion of its property, or to effect a composition or other arrangement with creditors; or if such a petition shall be filed against it and not dismissed or discharged within sixty (60) days of its filing; or if such other party shall admit the material allegations of any such petition; or if the other party shall make a general assignment for the benefit of creditors.


                16. SURVIVAL OF OBLIGATIONS. Notwithstanding its termination, this Lease

RE: Wells Electronics, Inc.                                             Page #15
Lease
September 25, 1997


shall continue in full force and effect to the extent necessary to permit the carrying out of any provisions which contemplate or require performance by either party subsequent to such termination; nor shall such termination alter or affect the enforceability by or against either party of any right or obligation which shall have accrued prior to such termination (including, but not limited to, any rental owing and any liability for loss or damage on account of default). In the event of termination of this Lease, all unabsorbed advance rentals shall be forthwith repaid to Lessee.

                17. RE-ENTRY. Upon termination of this Lease, or if the premises shall be deserted or vacated, Lessee shall yield up the premises peacefully, and it shall be lawful for Lessor, its agents, attorneys, heirs, personal representatives and assigns to re-enter and repossess the premises and Lessee and each and every occupant thereof to remove and put out. If Lessee shall fail to yield up the premises peacefully, Lessee shall be liable to Lessor for all expenses of obtaining possession, including but not limited to court costs and actual attorney fees.

                18. HOLDING OVER. In the event of Lessee holding over after termination of this Lease, a tenancy from year to year shall thereafter exist in the absence of a written agreement to the contrary.

RE: Wells Electronics, Inc.                                             Page #16
Lease
September 25, 1997



                19. REIMBURSEMENT. In the event that either party pays expenses, costs or obligations of the other party under any provision of this Lease the payor shall upon making written demand have a right of immediate reimbursement and/or at its option may treat the amount so paid (owing to Lessor/Lessee, as the case may be) as equivalent to rent.

                20. CUMULATIVE REMEDIES. All rights, remedies and benefits under this Lease shall be cumulative and shall not be exclusive of any other rights, remedies and benefits conferred by law or by this Lease; provided, however, that this Lease shall not by virtue of any law be terminated, nor the premises repossessed, earlier than permitted by this Lease.

                21. WAIVER. No waiver of any provision of this Lease, or of the breach thereof, shall be construed as a continuing waiver or shall constitute a waiver of such provision or breach or of any provision or breach.

                22. MODIFICATION. Any modification or amendment of this Lease must be in writing and signed by the parties.

RE: Wells Electronics, Inc.                                             Page #17
Lease
September 25, 1997


                23. INTERPRETATION. The paragraph headings herein are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of this Lease. Each separately numbered paragraph of this Lease shall be treated as severable to the end that, if any one or more such paragraphs shall be adjudged or declared illegal, invalid or unenforceable, this Lease shall interpreted, and shall remain in full force and effect, as though such paragraph or paragraphs had never been contained in this Lease. Whenever reasonably necessary in the interpretation of this Lease, pronouns of any gender shall be deemed synonymous, as shall singular and plural pronouns. This Agreement shall be construed under the Law of the Commonwealth of Pennsylvania.


                24. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon the heirs, personal representatives, successors and assigns of the parties, respectively

                25. NOTICES. Any notice, demand or other writing to be given pursuant to this Lease shall be deemed to have been given and received, and to be effective for all purposes, when sent by registered or certified mail, postage prepaid and return receipt requested, to the following address, respectively (or such other address as the recipient shall previously designate in writing):

RE: Wells Electronics, Inc.                                             Page #18
Lease
September 25, 1997


                    LESSOR:   Carl J. Natale, President
                              Post Office Box 4022
                              Harrisburg, Pennsylvania 17111

                    LESSEE:   Wells Electronics, Inc.
                              52940 Olive Road
                              South Bend, IN 46628
                              Attention: President

                26. JANITORIAL SERVICES. Lessee agrees to keep the demised premises in a clean, neat and orderly manner, and in this respect, will provide janitorial services at its own expense and Lessor shall have no liability for such services.


                27. INTEREST. Any rental or other amount owing by either party pursuant to this Lease shall bear interest at a rate of six percent (6%) per annum from the due date to the date of payment.

                28. PAYMENTS AND RECEIPTS. Rentals and other amounts owing by either party pursuant to this Lease shall be paid at the same address specified for notices unless a different address shall be designated in writing. Each party shall be entitled to receive from the other party upon request a written receipt for any rentals or other such amounts which may be paid.

RE: Wells Electronics, Inc.                                             Page #19
Lease
September 25, 1997


                29. Lessor agrees to indemnify and hold Lessee harmless from and, if requested by Lessee, defend against all costs, expenses, damages, and liability, including without limitation court costs, costs of appeals, fees of consultants and/or experts, fines, levies, penalties, costs of correction abatement, and clean up, and attorneys' fees, resulting from, relating to, or asserted by virtue of:

                        (a) Any latent or structural defects in the Demised Premises or any improvements located in or about them, or

                        (b) Any waste or hazardous material now located in or about the Demised Premises, or hereafter brought upon or about or permitted to be brought upon or about the Demises Premises by Lessor or any of its officers, agents, employees, or contractors, or

                        (c) Violations of any law, ordinance, regulation, or the like, whether now or hereafter in effect, related to waste or hazardous material at any time located in or about the Demises Premises, by Lessor or any of its officers, agents, employees, or contractors. Lessor covenants with Lessee that Lessor during the term of this Lease will not cause or permit any such waste or hazardous material to be brought upon the Demised Premises. The foregoing indemnities shall survive the expiration or earlier termination of the terms of this Lease.

RE: Wells Electronics, Inc.                                             Page #20
Lease
September 25, 1997



                IN WITNESS WHEREOF, the parties hereto have hereunto affixed their hands and seals, all the day and year first above written.




ATTEST:

/s/ Mara Shall                     By: /s/ Carl J. Natale
-----------------------                ---------------------------------------
Witness                                Carl J. Natale, President of UBL/Lessor



                                   Lessee

                                   WELLS ELECTRONICS, INC.


By: /s/ Rick Jones                 By: /s/ Richard J. Mullin
    -----------------------            ---------------------------------------
    Secretary                          President









SEAL

CJN/ms